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                                                                    EXHIBIT 10.1



                             SUPPLEMENTAL INDENTURE


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                           BENTON OIL AND GAS COMPANY
                          11 5/8% SENIOR NOTES DUE 2003




                          FIRST SUPPLEMENTAL INDENTURE
                           DATED AS OF AUGUST 22, 2001



                            -------------------------



                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   AS TRUSTEE



                            -------------------------



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                  FIRST SUPPLEMENTAL INDENTURE, dated as of August 22, 2001, between BENTON OIL AND GAS COMPANY, a Delaware corporation (the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association and formerly known as First Trust of New York, National Association (the "Trustee").

         WHEREAS, the Company and the Trustee are parties to an indenture, dated as of May 2, 1996 (the "Indenture"), pursuant to which the Company issued its 11 5/8% Senior Notes due 2003 (the "Notes");

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve certain amendments (the "Proposed Amendments") to the Indenture;

         WHEREAS, the Company has distributed a Consent Solicitation Statement (the "Statement") and accompanying Consent Letter, each dated August 2, 2001, to the Holders of the Notes in connection with the Proposed Amendments as described in the Statement;

         WHEREAS, Section 7.2 of the Indenture provides that the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding;

         WHEREAS, the Holders of not less than a majority in aggregate outstanding principal amount of Notes have approved the Proposed Amendments to the provisions of the Indenture;

         WHEREAS, pursuant to a Consent Solicitation Statement, dated as of August 2, 2001, the Company has solicited consents from holders of its 9 3/8% Senior Notes due 2007 to certain proposed amendments to the indenture governing such notes (the "2007 Consent Solicitation");

         WHEREAS, the 2007 Consent Solicitation is conditioned upon, among other things, receipt of consents from holders of not less than a majority in aggregate outstanding principal amount of 2007 Notes prior to the consent date for the 2007 Consent Solicitation, and this First Supplemental Indenture evidencing approval of the Proposed Amendments becoming operative; and

         WHEREAS, the execution and delivery of this instrument have been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement of the Company have been duly performed and complied with;

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1. AMENDMENTS

         Section 1.01. Article 1, Section 1.1 of the Indenture is hereby amended by inserting the following definitions, in alphabetical order:

         "'FIRST SUPPLEMENTAL INDENTURE' means the First Supplemental Indenture to the Indenture."

         "'PERMITTED ARCTIC GAS INDEBTEDNESS' means Indebtedness of Arctic Gas Company in an aggregate amount not to exceed $77 million at any time outstanding less the then outstanding aggregate amount of Investments by the Company and its Restricted Subsidiaries in Arctic Gas Company and Restricted Subsidiaries thereof in excess of $5 million made after the date of the First Supplemental Indenture, as to which Indebtedness neither the Company nor any Restricted Subsidiary (other than Arctic Gas Company or any Restricted Subsidiary thereof) (a) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (b) is directly or indirectly liable for such Indebtedness; provided that the Company and any Restricted Subsidiary shall be entitled to pledge or otherwise encumber


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         shares of Capital Stock of Arctic Gas Company held directly or indirectly by it to secure any such Permitted Arctic Gas Indebtedness."

         Section 1.02. Clause (v) of the definition of "Indebtedness" in Article 1, Section 1.1 of the Indenture is hereby amended by:

         (a) deleting the parentheses around the proviso at the end of the clause and inserting a semi-colon after the word "person" immediately preceding such proviso; and

         (b) inserting the following proviso at the end of such clause, after the proviso referred to in (a) above:

         "and provided further that any Permitted Arctic Gas Indebtedness shall not be deemed Indebtedness of the Company or any Restricted Subsidiary (other than Arctic Gas Company or any Restricted Subsidiary thereof) under this clause (v) by reason of any Permitted Lien described in clause (ix) of the definition of Permitted Liens relating to such Permitted Arctic Gas Indebtedness;"

         Section 1.03. The definition of "Permitted Company Secured Indebtedness" in Article 1, Section 1.1 of the Indenture is deleted in its entirety and replaced with the following:

         "'PERMITTED COMPANY SECURED INDEBTEDNESS' means secured Indebtedness of the Company Incurred after the date of this Indenture (other than pursuant to the definition of Permitted Indebtedness) in an aggregate amount not to exceed $20 million outstanding at any time less the aggregate amount of Permitted Restricted Subsidiary Indebtedness outstanding at such time."

         Section 1.04. The definition of "Permitted Indebtedness" in Article 1,
Section 1.1 of the Indenture is hereby amended by:

         (a) deleting the word "and" preceding clause (xii) at the end of the first sentence thereof; and

         (b) inserting the following after clause (xii):

         "; and (xiii) Permitted Arctic Gas Indebtedness."

         Section 1.05. The definition of "Permitted Investment" in Article 1,
Section 1.1 of the Indenture is hereby amended by inserting the following proviso at the end of such definition:

         "; provided that Investments by the Company and its Restricted Subsidiaries in Arctic Gas Company and Restricted Subsidiaries thereof made after the date of the First Supplemental Indenture shall be Permitted Investments only to the extent that the aggregate amount of such Investments at any time outstanding does not exceed $82 million less the then outstanding Permitted Arctic Gas Indebtedness."

         Section 1.06. The definition of "Permitted Liens" in Article 1, Section
1.1 of the Indenture is hereby amended by inserting the following clause (ix) after clause (viii) thereof and renumbering existing clause (ix) as clause (x):

         "(ix) Permitted Arctic Gas Indebtedness; provided such Liens are solely on (A) assets of Arctic Gas Company and its Restricted Subsidiaries and
         (B) the Capital Stock of Arctic Gas Company and its Restricted Subsidiaries held by the Company or any Restricted Subsidiary;"

         Section 1.07. The definition of "Permitted Restricted Subsidiary Indebtedness" in Article 1, Section 1.1 of the Indenture is deleted in its entirety and replaced with the following:

         "'PERMITTED RESTRICTED SUBSIDIARY INDEBTEDNESS' means Indebtedness of any Restricted Subsidiary (including Permitted Benton-Vinccler Indebtedness but excluding Indebtedness of Benton-Vinccler referred


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         to in clause (vii)(a) of the definition of Permitted Indebtedness)
         Incurred after the date of this Indenture (other than pursuant to the definition of Permitted Indebtedness) in an aggregate amount for all such Restricted Subsidiaries not to exceed $20 million, in each case outstanding at any time less the aggregate amount of Permitted Company Secured Indebtedness outstanding at such time."

         Section 1.08. Clause (ii) of the second paragraph of Section 3.10, "Limitation on Restricted Payments," is hereby deleted in its entirety and replaced with the following:

         "(ii) any Investment in the Company by any Restricted Subsidiary and any Investment in any Restricted Subsidiary or any person which concurrently with such Investment becomes a Restricted Subsidiary by the Company or another Restricted Subsidiary; provided that in the case of any Investment in Arctic Gas Company or any Restricted Subsidiary thereof made after the date of the First Supplemental Indenture, such Investment shall be permitted under this clause only if and to the extent that such Investment is a Permitted Investment,"

         Section 1.09. Section 3.15, "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," is hereby amended by:

         (a) deleting the word "and" preceding clause (e) at the end of the first sentence thereof;

         (b) inserting a comma at the end of clause (d); and

         (c) inserting the following after clause (e):

         "and (f) any encumbrance or restriction with respect to Arctic Gas Company or its Restricted Subsidiaries pursuant to any instrument or agreement governing Permitted Arctic Gas Indebtedness."

ARTICLE 2. CONDITIONS; EFFECTIVENESS

         Section 2.01. In accordance with Article Six of the Indenture, this First Supplemental Indenture shall become effective upon execution and delivery to the Trustee. This First Supplemental Indenture shall become operative upon satisfaction or waiver of the following conditions:

         (a) consummation of the 2007 Consent Solicitation; and

         (b) compliance with the requirements of Article Seven of the Indenture.

ARTICLE 3. MISCELLANEOUS

         Section 3.01. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

         Section 3.02. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

         Section 3.03. Each of the Company and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended by this First Supplemental Indenture.

         Section 3.04. All covenants and agreements in this First Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.


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         Section 3.05. In case any provisions in this First Supplemental
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.06. Nothing in this First Supplemental Indenture express or implied, shall give to any Person, other than the parties hereto, and their successors under the Indenture, and the Holders any benefit or any legal or equitable right, remedy or claim under the Indenture.

         Section 3.07. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

         Section 3.08. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

         Section 3.09. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         Section 3.10. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

         IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.


                                       BENTON OIL AND GAS COMPANY



                                       By: /S/ Steven W. Tholen
                                          --------------------------------------
                                           Name: Steven W. Tholen
                                           Title: Senior Vice President and
                                                    Chief Financial Officer

                                       U.S. BANK TRUST NATIONAL ASSOCIATION, AS
                                       TRUSTEE



                                       By: /s/ Barbara A. Nastro
                                          --------------------------------------
                                           Name: Barbara A. Nastro
                                           Title: Vice President